As filed with the Securities and Exchange Commission on January 2, 2003

Registration No. 333-58653

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3/A
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WEBB INTERACTIVE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation or organization)

84-1293864
(I.R.S. Employer Identification No.)

1899 Wynkoop, Suite 600
Denver, Colorado 80202
(303) 296-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William R. Cullen
Webb Interactive Services, Inc.
1899 Wynkoop, Suite 600
Denver, Colorado 80202
(303) 296-9200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

POST EFFECTIVE AMENDMENT

This registration statement on Form S-3/A is deemed terminated on the date hereof because the issuer’s obligation to maintain the registration statement has terminated and/or the registered shares have been sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on December 30, 2002.

WEBB INTERACTIVE SERVICES, INC.

By:	/s/ William R. Cullen

William R. Cullen, Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William R. Cullen and Lindley S. Branson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full powers and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 30th day of December, 2002, by the following persons in the capacities indicated:

/s/ William R. Cullen
William R. Cullen
(President, Chief Executive Officer, Chief Financial Officer
and a Director)

/s/ Stuart J. Lucko
Stuart J. Lucko
(Chief Accounting Officer)

/s/ Lindley S. Branson
Lindley S. Branson
(Director)

/s/ Robert J. Lewis
Robert J. Lewis
(Director)

/s/ Richard C. Jennewine
Richard C. Jennewine
(Director)

/s/ Alan Falenski
Alan Falenski
(Director)

Robert Lacey
(Director)